SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                          The Ziegler Companies, Inc.
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)  Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:
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[ ]   Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
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

(THE ZIEGLER COMPANIES, INC. LOGO)

                                                                  March 28, 2003
250 East Wisconsin Avenue, Suite 2000
Milwaukee, WI  53202
Telephone: (414) 277-4400

To Our Shareholders,

I am pleased to invite you to attend the 2003 Annual Meeting of Shareholders of The Ziegler Companies, Inc. to be held on Tuesday, April 22, 2003 at 10:00 a.m. (Central Time) at the Seventh Floor Conference Center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin.

Whether or not you attend the Annual Meeting, I hope that you read this Proxy Statement carefully, and vote as soon as possible. Your vote as a shareholder is important. I hope you will be able to join us.

Thank you for your participation and continued interest in the affairs of the Company. Formal notice of the Meeting and the Proxy Statement accompany this letter.

Sincerely,

/s/John J. Mulherin

John J. Mulherin
President and Chief Executive Officer

                          THE ZIEGLER COMPANIES, INC.
                     250 EAST WISCONSIN AVENUE, SUITE 2000
                              MILWAUKEE, WI  53202
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, APRIL 22, 2003

TO THE SHAREHOLDERS OF THE ZIEGLER COMPANIES, INC.

The Annual Meeting of Shareholders of The Ziegler Companies, Inc. will be held on Tuesday, April 22, 2003 at 10:00 A.M. (Central Time) at the Seventh Floor Conference Center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin for the following purposes:

        1. To elect three directors for terms expiring at the 2006 Annual Meeting of Shareholders; and

        2. To transact any other business which may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on March 14, 2003 will be entitled to vote at the meeting and any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to vote. If you plan to attend the meeting in person, and you are a shareholder whose shares are held in the name of a bank, securities firm or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     A PROXY CARD AND PROXY STATEMENT ARE ENCLOSED. YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THIS MEETING, PLEASE FILL IN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN PROMPTLY. SHAREHOLDERS WHO EXECUTE PROXIES RETAIN THE RIGHT TO REVOKE THEM BY FOLLOWING THE PROCEDURES LISTED IN THE PROXY STATEMENT AT ANY TIME BEFORE THEY ARE VOTED.

A copy of the 2002 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

                                          By Order of the Board of Directors,

                                          /s/S. Charles O'Meara

                                          S. Charles O'Meara
                                          Secretary

March 28, 2003
250 East Wisconsin Avenue
Milwaukee, WI  53202

                          THE ZIEGLER COMPANIES, INC.
                     250 EAST WISCONSIN AVENUE, SUITE 2000
                           MILWAUKEE, WISCONSIN 53202

                                                                  March 28, 2003

                                PROXY STATEMENT
          2003 ANNUAL MEETING OF SHAREHOLDERS, TUESDAY, APRIL 22, 2003

The enclosed proxy is being solicited on behalf of the Board of Directors of The Ziegler Companies, Inc. (the "Company"), for use at the 2003 Annual Meeting of Shareholders to be held at the Seventh Floor Conference Center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 A.M. (Central
Time), on Tuesday, April 22, 2003 and at any adjournments of the meeting. These materials are being mailed to shareholders on or about March 28, 2003.

Other than those shares held by the Chairman of the Board of Directors of the Company, whose voting power is limited by the terms of the Wisconsin Business Corporation Law ("WBCL"), as described below, each share of the Company's Common Stock, par value $1.00 ("Common Stock"), outstanding on the record date is entitled to one vote. Any person giving a proxy in the form accompanying this Proxy Statement may revoke it at any time before its exercise. The proxy may be revoked by (1) filing a written statement of revocation with the transfer agent, American Stock Transfer & Trust Company, (2) executing and delivering a later-dated proxy by mail, or (3) attending and voting at the Annual Meeting.

A majority of the votes entitled to be cast, represented in person or by proxy, constitutes a quorum for action on a matter at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors but will be counted for purposes of establishing a quorum.

Subject to Section 180.1150 of the WBCL, holders of Common Stock are entitled to one vote per share of Common Stock on all matters properly submitted to a vote of shareholders. Section 180.1150 of the WBCL restricts the voting power of shares held by any shareholder (or shareholders that act as a group for the purpose of acquiring securities) who holds more than 20% of the Company's Common Stock, except for limited exceptions. Generally, any such shareholder may only exercise 10% of the voting power of voting shares that it holds that are in excess of 20% of the Company's voting stock. Section 180.1150 does not apply if the voting stock was acquired directly from the Company or, among other things, if the shareholders have voted to restore full voting power.

To the Company's knowledge, this provision limits the voting power of the shares of Common Stock held by one of the Company's shareholders (Mr. Kellogg, the Company's Chairman of the Board). As of the record date, Mr. Kellogg, together with his company, his wife and a foundation he and his wife control, beneficially held 481,563 shares of Common Stock. Of these 481,563 shares, 3,685 shares acquired directly from the Company and options to purchase 2,500 shares of Common Stock directly from the Company are excluded for purposes of the calculation of shares subject to the voting limitations of the WBCL. Under
Section 180.1150 of the WBCL, this group will be able to vote fully 435,922 shares of Common Stock (20% of the number of shares of Common Stock outstanding on the record date), but will only be able to exercise 10% of the voting power of the remaining 39,456 shares of Common Stock, or the equivalent of 3,946 votes. This will have the impact of having 35,510 shares not being voted in the election of directors at the Annual Meeting. In short, the shares held by this group will represent only 20.198% of the total voting power in the election of directors.

The Company will bear the entire cost of preparing, printing and mailing this Proxy Statement and accompanying proxy. In addition to the use of the mail, proxies may be solicited by officers and other regular employees of the Company, without additional remuneration, in person or by telephone, telegraph or facsimile transmission. Copies of solicitation material will be furnished to brokerage firms, fiduciaries and custodians to forward to beneficial owners of the Common

<PAGE 1>

Stock held in the names of such nominees, and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

Only shareholders of record on March 14, 2003 are entitled to vote at the meeting. As of that date, the Company's issued and outstanding voting securities consisted of 2,179,609 shares of Common Stock, each having one vote per share, except for those shares whose voting power is restricted, as described herein.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the persons who, as of March 1, 2003, were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The following information is based on reports on
Schedule 13D or 13G, as amended, filed with the Securities and Exchange Commission or other reliable information. Except as noted below, to the best of the Company's knowledge, all shareholdings represent shares actually owned, and do not include shares which the designated person has the right to acquire.

                   NAME AND ADDRESS               AMOUNT AND NATURE     PERCENT
TITLE OF CLASS   OF BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP  OF CLASS
--------------   -------------------           -----------------------  --------
COMMON STOCK    Peter R. Kellogg(1)<F1>
                120 Broadway
                New York, New York                     481,563           22.0%

                New West Investors, L.P.(2)<F2>
                800 West State Street
                Doylestown, Pennsylvania               241,500           11.1

                Marshall & Ilsley Corporation(3)<F3>
                770 N. Water Street
                Milwaukee, Wisconsin                   181,105            8.3

(1)<F1> Mr. Peter R. Kellogg, Senior Advisory Director, Goldman Sachs/Spear, Leeds & Kellogg, 120 Broadway, New York, New York, beneficially owns an aggregate of 481,563 shares of the Company's Common Stock. Of those shares, 161,063 shares were owned by Mr. Kellogg personally, and 150,000 shares were owned by I.A.T. Reinsurance Syndicate, Ltd. ("IAT"), a Bermuda company of which Mr. Kellogg is the sole holder of voting stock. The above total of holdings includes options for the purchase of 2,500 shares of Common Stock which, as of March 1, 2003, were exercisable. In addition, Mr. Kellogg may be deemed to be the indirect beneficial owner of 118,000 shares of Common Stock held by his wife, and 50,000 shares of Common Stock held by the Peter R. and Cynthia K. Kellogg Foundation, by virtue of his shared investment and voting power. As discussed above, 39,456 shares have limited voting power under the WBCL. Mr. Kellogg is a director of the Company.
(2)<F2> Mr. Gerald J. Gagner is the sole general partner of New West Investors, L.P. ("New West"), 800 West State Street, Suite 103, Doylestown, Pennsylvania with voting and investment control over the securities held in New West's investment portfolio. Mr. Gagner may be considered to beneficially own the shares of Common Stock that are owned of record by New West. None of the limited partners of New West has any voting or dispositive control over such securities. The shares were purchased for investment purposes only. The above total representing New West's ownership excludes 1,831 shares of Common Stock held directly by Mr. Gagner, options to purchase 2,000 shares of Common Stock which were exercisable within 60 days of March 1, 2003 and 750 shares held in a deferred stock plan which are payable in Common Stock upon termination of his directorship position. The options and deferred shares are also held directly by Mr. Gagner. These 4,581 options and shares are included in the total in the table of ownership below. Mr. Gagner is a director of the Company.
(3)<F3> Based upon a Schedule 13G filed on February 13, 2003 by Marshall & Ilsley Corporation and includes bank trust beneficiaries and customers, including that of Marshall & Ilsley Trust Company. According to the Schedule 13G, Marshall & Ilsley Corporation has sole voting control over 2,000 shares, shared voting power over 117,004 shares, sole dispositive power over 2,000 shares and shared dispositive power over 179,105 shares.

     The following table sets forth information concerning the shares of equity securities of the Company beneficially owned by (i) the executive officers of the Company named in the Summary Compensation Table, (ii) each director of the Company and each nominee for director of the Company and (iii) the directors and executive officers of the Company as a group, all as of March 1, 2003. Except as indicated below, no person listed in the table owns in excess of 1% of the outstanding shares of any class of the Company's equity securities. Unless otherwise noted, each person has sole voting and investment power with respect to the number of shares indicated.

<PAGE 2>

                                                                                 AMOUNT AND NATURE                  PERCENT
TITLE OF CLASS           NAME OF BENEFICIAL OWNER(1)<F5>            OF BENEFICIAL OWNERSHIP(2)<F6>(3)<F7>(4)<F8>    OF CLASS
--------------           -------------------------------            --------------------------------------------    --------
COMMON STOCK             Brian K. Andrew                                                6,014                            *<F4>
                         Donald A. Carlson, Jr.                                        17,002                            *<F4>
                         Gary P. Engle                                                 12,833                            *<F4>
                         John C. Frueh                                                  6,685                            *<F4>
                         Gerald J. Gagner(5)<F9>                                      246,081                         11.3%
                         Peter R. Kellogg(6)<F10>                                     481,563                         22.0
                         John J. Mulherin(7)<F11>                                      27,200                          1.2
                         Belverd E. Needles, Jr.                                            0                            *<F4>
                         Thomas R. Paprocki                                             9,000                            *<F4>
                         Bernard C. Ziegler III(8)<F12>                                41,327                          1.9
All directors and
executive officers as a group (14 persons)                                            885,256                         39.3%

*<F4>  Less than 1% of the outstanding shares

(1)<F5> Except as otherwise indicated, all stock is directly held by such person.
(2)<F6> Includes the following number of shares of Common Stock which, as of March 1, 2003, the individual had the right to acquire within 60 days:
          Mr. Andrew 5,333 shares, Mr. Carlson 3,333 shares, Mr. Engle 8,333 shares, Mr. Frueh 2,500 shares, Mr. Gagner 2,000 shares, Mr. Kellogg 2,500 shares, Mr. Mulherin 5,000 shares, Mr. Paprocki 2,000 shares, and Mr. Ziegler 2,000 shares; and all directors and executive officers as a group, 67,375 shares. The above amounts also include shares held in a director's deferred compensation plan for the benefit of certain directors - Mr. Gagner (750) shares and Mr. Ziegler (4,125) shares, which are payable in common stock upon termination of directorship positions.
(3)<F7> The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.
(4)<F8> Includes the following number of shares of unvested restricted Common Stock which are held for the benefit of the individuals in a rabbi trust: Mr. Andrew 500 shares, Mr. Carlson 2,000 shares, Mr. Engle 3,000 shares and Mr. Paprocki 5,000 shares. The individuals have sole voting power and no investment power over these shares until the restrictions lapse.
(5)<F9> Includes 241,500 shares owned by New West Investors, L.P., of which Mr. Gagner is the sole general partner with voting and dispositive control over the securities held in New West's investment portfolio.
(6)<F10> Shares shown include 161,063 shares owned by Mr. Kellogg personally, and 150,000 shares owned by I.A.T. Reinsurance Syndicate, Ltd. ("IAT"), a Bermuda company of which Mr. Kellogg is the sole holder of voting stock. In addition, Mr. Kellogg may be deemed to be the indirect beneficial owner of 118,000 shares of Common Stock held by his wife, and 50,000 shares of Common Stock held by the Peter R. and Cynthia K. Kellogg Foundation, by virtue of his shared investment and voting power. As discussed above, 39,456 of these shares have limited voting power under the WBCL.
(7)<F11> Shares shown for Mr. Mulherin include 20,000 shares for which voting and investment power is shared with his wife.
(8)<F12> Shares shown for Mr. Ziegler include an aggregate of 13,562 shares of Common Stock which are held in trusts of which Mr. Ziegler serves as a co-trustee with shared voting and investment power. Mr. Ziegler disclaims beneficial ownership of these shares other than shared voting and investment power.

                             ELECTION OF DIRECTORS

At the Annual Meeting, three members will be elected to serve for terms of three years or until their successors are duly elected and qualified. Messrs. Gerald
J. Gagner and John J. Mulherin, whose present terms as directors expire at this Annual Meeting, are being nominated for re-election as directors for terms expiring in 2006. Belverd E. Needles, Jr. is also being nominated for election as director for a term expiring in 2006. Dr. Needles is the Distinguished Alumni Professor of Accounting at DePaul University and is an internationally-known expert in international accounting and accounting education. He has published more than thirty articles in leading journals in these fields and is the author or editor of more than twenty books and monographs. His textbooks, which are used throughout the world, have twice earned the Textbook Excellence Award from the Text and Academic Authors Association. Dr. Needles received his BBA and MBA degrees from Texas Tech University and his Ph.D. degree from the University of Illinois at Urbana-Champaign.

Effective December 31, 2002, John R. Green resigned from the Board of Directors. The Company and the Board of Directors acknowledge and thank Mr. Green for the significant contributions he has made to the Company as a director since 1994. The Board of Directors appointed John C. Frueh, who was previously serving as a director of the Company with a term expiring in 2003, to fill this vacancy pursuant to the Company's Bylaws and the WBCL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. GERALD J. GAGNER, JOHN J. MULHERIN AND BELVERD E. NEEDLES, JR.

<PAGE 3>

Directors are elected by a plurality of the votes cast by the Company's shareholders at a meeting at which a quorum is present. See above for a more detailed description of the effect of shareholder voting at the Annual Meeting. The three nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as the Board of Directors of the Company may recommend.

Biographical information for the nominees for director, as well as for the other incumbent directors, are found below.

    NAME, AGE, PRINCIPAL OCCUPATION                                               DIRECTOR OF COMPANY OR A SUBSIDIARY
    AND PUBLIC DIRECTORSHIPS(1)<F13>                                                   THEREOF CONTINUOUSLY SINCE
    --------------------------------                                              -----------------------------------
CLASS OF 2003
(Nominee for term expiring 2006)

Gerald J. Gagner, Age 67                                                                          2000
   General Partner, New West Investors, L.P. Retired business executive and private investor; Director, LSB Industries, Inc.

John J. Mulherin, Age 51(1)<F13>                                                                  2000
   President and Chief Executive Officer, The Ziegler Companies, Inc.
   (since February 2000); Director, North Track Funds.

Belverd E. Needles, Jr., Age 60                                                               New Nominee
   Professor of Accountancy, DePaul University; Principal, Vice
   President and Secretary of Needles & Powers, a textbook
   development company; Principal, Vice President and Secretary of
   Needles & Powers, an executive training company; Immediate past
   President, International Association of Accounting Education and
   Research; Senior Vice-Chair (Chair-Elect), Board of Directors,
   Illinois CPA Society.

CLASS OF 2004
(Term will expire in 2004)

John C. Frueh, Age 68                                                                             1976
   President, Aegis Group, Inc., a firm specializing in acquisition and management of manufacturing and distributing companies since 1986.

Peter R. Kellogg, Age 60(1)<F13>                                                                  1995
   Senior Advisory Director, Goldman Sachs/Spear, Leeds & Kellogg,
   a specialist firm on the New York Stock Exchange (since October
   2000); Director, Nam Tai Electronics.

CLASS OF 2005
(Term will expire in 2005)

Bernard C. Ziegler III, Age 53                                                                    1993
   President, Ziegler/Limbach, Inc., West Bend, Wisconsin, a business development and management firm.

Donald A. Carlson, Jr., Age 56                                                                    1998
   Senior Managing Director of the Capital Markets Group of B.C. Ziegler
   and Company, a subsidiary of the Company.

(1)<F13> Each of the nominees and directors has been in his principal occupation for the past five years or longer with the following exceptions:

          Mr. Mulherin was chief administrative officer at Villanova Capital, the asset management group of Nationwide Insurance, from June 1999 to February 2000. Prior to joining Villanova Capital, Mr. Mulherin served as president of National Financial Correspondent Services Company, Boston, a clearing subsidiary of Fidelity Investments and previous to that served as chief operating officer of Fidelity Investments Institutional Services Company, a mutual fund distribution and services organization since August 1995.

          Prior to becoming a Senior Advisory Director with Goldman Sachs/Spear Leeds & Kellogg, Mr. Kellogg served as Senior Managing Director with Spear, Leeds & Kellogg, a specialist firm on the New York Stock Exchange.

<PAGE 4>

                             EXECUTIVE COMPENSATION

The Summary Compensation Table below discloses the compensation for the past three years of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who were serving as executive officers at December 31, 2002 and whose compensation exceeded $100,000 (the "Named Officers").

The tables on the following pages provide information concerning the granting and exercise of options during 2002 with respect to each of the Named Officers, and the fiscal year-end value of unexercised options held by each Named Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                         ------------------------------------------
                                         ANNUAL COMPENSATION                         AWARDS                PAYOUTS
                                 ------------------------------------    -----------------------------    ---------
                                                                                          SECURITIES
                                                                                          UNDERLYING      LONG-TERM
                                                                                        OPTIONS/STOCK     INCENTIVE
                                                         OTHER ANNUAL    RESTRICTED      APPRECIATION        PLAN       ALL OTHER
NAME AND                         SALARY                  COMPENSATION    STOCK AWARD        RIGHTS         PAYOUTS     COMPENSATION
PRINCIPAL POSITION       YEAR     ($)     BONUS(1)<F14>   ($)(2)<F15>    ($)(3)<F16>  (SAR'S)(#)(4)<F17>     ($)       ($)(5)<F18>
------------------       ----    ------   -------------  ------------    -----------  ------------------  ---------    ------------
John J. Mulherin         2002    291,668     322,500         9,436           None            None            None         12,651
President and Chief      2001    250,008     120,000         2,647           None            None            None          9,651
Exec. Officer (since     2000    229,397     400,000       435,495         79,500          23,500            None            808
February 2000)

Brian K. Andrew(6)<F19>  2002    158,800      35,000          None         14,000            None            None         12,615
Executive Vice           2001    152,800      40,000         1,997           None            None            None          9,651
President                2000    118,334      40,000          None           None          11,000            None          5,773
Chief Investment
Officer

Donald A. Carlson, Jr.   2002    173,881     667,169          None         52,000            None            None         12,651
Senior Managing          2001    161,982     446,018         1,997         26,900            None            None         11,315
Director-Capital         2000    161,982     250,000         1,439         25,795           5,000            None          8,870
Markets Group

Gary P. Engle            2002    155,867      40,000          None         42,000            None            None         12,227
Senior Vice              2001    140,000      35,000         1,997           None            None            None          9,557
President,               2000    125,000      25,000          None           None            None            None          5,446
Chief Financial
Officer and
Chief Administrative
Officer

Thomas R. Paprocki       2002    195,833     170,000          None         70,000            None            None          7,151
Chief Operating          2001    170,985     200,000         1,997           None            None            None          4,451
Officer - Capital        2000    189,791      35,000          None           None            None            None          1,151
Markets Group

(1)<F14>  Includes annual performance bonus and, if applicable, commissions.
          The 2002 amount includes a March 2003 award of 5,000 shares of deferred stock, a $125,00 cash bonus noted below, and a March 2002 grant to Mr. Mulherin of a $55,000 special recognition award payable in 2005 and an award of 5,000 shares of deferred stock. These grants are payable on January 31, 2005, or earlier under certain circumstances. The dollar value shown for the deferred shares included in the Summary Compensation Table is based on the last reported price of $14.00 and $14.50 per share on their respective grant dates. As of December 31, 2002, Mr. Mulherin held 5,000 shares of deferred stock with a value of $72,000 based on a closing price on December 31, 2002 of $14.40. Mr. Mulherin deferred receipt of $100,000 of the $125,000 cash bonus included in the 2002 amount until December 31, 2007. Mr. Mulherin deferred receipt of $100,000 of the $120,000 bonus amount included in 2001 until December 31, 2006 under a voluntary deferred bonus plan of the Company. In addition, the fiscal 2000 numbers include a $300,000 signing bonus for Mr. Mulherin. The bonus amount reported for Mr. Carlson in 2000 includes $30,000 of a deferred bonus and in 2001 and 2002 includes deferred bonuses of $88,805 and $155,151 respectively, which vest over three years.
(2)<F15> For fiscal year 2000, the amount disclosed in "Other Annual Compensation" for Mr. John J. Mulherin represents recruitment-related compensation of $202,995 in reimbursed moving and relocation expenses, and the value on the date of issuance of 15,000 shares of the Company's common stock issued to Mr. Mulherin on August 17, 2000 (valued at $15.50 each).

<PAGE 5>

(3)<F16> On March 19, 2002, the Company granted restricted stock under the 1998 Stock Incentive Plan to the following individuals: Mr. Andrew 1,000 shares, Mr. Carlson 2,000 shares, Mr. Engle 3,000 shares and Mr. Paprocki 5,000 shares. These shares vest in three equal annual installments beginning on March 19, 2003. The dollar value shown for these shares included in the Summary Compensation Table is based on the last trade reported as of the grant date of $14.00 per share.

          Under the terms of a Performance Stock Award Agreement dated August 17, 2000, Mr. Mulherin was eligible to be granted up to 15,000 shares of the Company's common stock in increments of 5,000 shares for each of the years 2000, 2001 and 2002 based on the achievement of annual performance goals established by the Company's Organization and Compensation Committee. 5,000 of these shares were granted to Mr. Mulherin on March 16, 2001, on account of performance in 2000. The dollar value shown for these shares in the Summary Compensation Table reported in 2000 is based on the closing price of the Company's Common Stock on the American Stock Exchange of $15.90 per share on the grant date (March 16, 2001).

          Donald A. Carlson, Jr. has been granted 8,669 shares of restricted stock under two other separate plans, which shares have been included in the Summary Compensation Table as they vest, valued at the stock price on the date of vesting. 8,000 shares of this total were granted on January 26, 1994, and vest at a rate of 20% of the total number of shares of restricted stock granted commencing on the first day after the fifth anniversary of the date of grant and continuing on the same date each year thereafter, such that all shares of restricted stock will be fully vested on the first day after the ninth anniversary of the date of grant. Under this vesting schedule, 1,600 shares vested on January 27, 2000 and are reported in the Summary Compensation Table at their value on that date ($14.875 each), 1,600 shares vested on January 27, 2001 and are reported at their value on that date ($16.8125 each) and 1,600 shares vested on January 27, 2002 and are reported in the Summary Compensation Table at their value on that date ($15.00 each). In addition, the Company granted Mr. Carlson 669 restricted shares on January 27, 1995, which shares vest at a rate of 20% of the total number of shares granted commencing on the first day after the first anniversary of the date of grant, and continuing on the same date each year thereafter until fully vested.

          As of December 31, 2002, Mr. Andrew held 500 shares of unvested restricted stock with a value of $7,200 based on a closing price of $14.40 on that date, Mr. Carlson held 3,600 shares of unvested restricted stock with a value of $51,840, Mr. Engle held 3,000 shares of unvested restricted stock with a value of $43,200, and Mr. Paprocki held 5,000 shares of unvested restricted stock with a value of $72,000. Dividends are paid on the unvested restricted stock held.
(4)<F17> The awards noted in the column reflect awards granted under the Company's 1998 Stock Incentive Plan. In general, the 1998 Stock Incentive Plan provides that the Organization and Compensation Committee may award stock options and other equity based incentives to full-time employees of the Company and subsidiaries and directors of the Company.
(5)<F18> In 2002, all other compensation consisted of payments by B. C. Ziegler and Company under the Ziegler Growth Retirement Plan, a defined contribution qualified plan, with a 401(k) component (Mr. Mulherin, $11,500; Mr. Andrew, $11,464; Mr. Carlson, $11,500; Mr. Engle, $11,076
          and Mr. Paprocki, $6,000) and premiums paid by the Company for term life insurance and long-term disability insurance (Mr. Mulherin, $1,151; Mr. Andrew, $1,151; Mr. Carlson, $1,151; Mr. Engle, $1,151;
          and Mr. Paprocki, $1,151).
(6)<F19> Mr. Andrew became Executive Vice President and Chief Investment Officer - Asset Management Group in 2001. He was previously an officer of Ziegler Asset Management, Inc., a subsidiary of the Company, since September 1, 1994.

                              STOCK OPTION GRANTS

The Company did not grant any stock options or stock appreciation rights to any of the Named Officers during 2002.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information for each of the Named Officers concerning the number and value of stock options outstanding at the end of 2002. No SARs are outstanding, and none of the Named Officers exercised options during 2002.

                                                             NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                     IN-THE-MONEY
                                                                OPTIONS/SARS AT                      OPTIONS/SARS AT
                                                              FISCAL YEAR-END(#)                FISCAL YEAR-END($)(2)<F21>
                      SHARES ACQUIRED      VALUE      -----------------------------------   ----------------------------------
NAME                  ON EXERCISE (#)   REALIZED ($)  EXERCISABLE   UNEXERCISABLE(1)<F20>   EXERCISABLE  UNEXERCISABLE(1)<F20>
----                  ---------------   ------------  -----------   ---------------------   -----------  ---------------------
John J. Mulherin            None            $0           None              23,500               $0                $0
Brian K. Andrew             None             0           5,333              5,667                0                 0
Donald A. Carlson, Jr.      None             0           3,333             16,667                0                 0
Gary P. Engle               None             0           8,333              1,667                0                 0
Thomas R. Paprocki          None             0           2,000              4,000                0                 0

(1)<F20>  Represents unvested options at the end of fiscal 2002.
(2)<F21> Based on the $14.40 closing price of the Common Stock on the American Stock Exchange as of December 31, 2002.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

The Organization and Compensation Committee provides oversight of the compensation policies and practices at the Company, as well as its employee benefit program. The Company's compensation program is designed to attract and retain talented professionals, and align compensation practices with shareholder interests.

<PAGE 6>

For competitive reasons, compensation at the Company is administered within the context of customary practices in the securities industry. Working with a third party consultant, the Company formalized its compensation practices in 2000 and 2001, and this formalized process of review, evaluation and reward based on individual and Company performance continues to be utilized. The third party consultant provided, among other things, compensation data from peer companies within the securities industry, to assist the Company in setting compensation levels. It is noteworthy, however, that a significant portion of the current compensation paid to the professionals of the Company is based on commission, either directly in the case of investment consultants, or within a commission-driven bonus formula within the Capital Markets Group. The third party consultant updated the Committee on implementation of the Company's compensation program during 2002.

The Committee met six times in 2002, and also in the first quarter of 2003, to consider 2002 compensation matters. In March 2002, the Committee approved an award of an aggregate of 29,000 shares of restricted Company stock to members of the corporate management team, including certain producing brokers and bankers. The restricted stock vests in one-third annual increments over the three years following the grant date. The awards are intended not only to compensate these employees, but also to ensure that a portion of the personal assets of these employees is held in the form of Company Common Stock.

The Company's financial performance in 2002 yielded earnings per share of $0.81, and at this level of corporate earnings, a modest "threshold" bonus pool for management was accrued. The "threshold" level is lower than the "target" bonus accrual, which would have required the achievement of a higher level of earnings per share. The total threshold bonus pool was in the approximate sum of $1,000,000, and was divided among senior and other executives with management responsibilities. This bonus pool did not include commission-based compensation. The Company's Capital Markets Group exceeded its profit plan, and the commission-based bonus pool for Capital Markets for 2002 was in the amount of approximately $5.8 million.

In other compensation matters, the Committee approved a profit sharing contribution for 2002 at 3% of eligible payroll, and granted a 3% merit wage increase for 2003 for non-exempt salaried employees. The salary component of executive compensation for 2003 remains at the 2002 levels.

To assist in retaining highly compensated professionals, the Company adopted a mandatory deferred bonus compensation plan in 2001. Under the plan, one-third of any bonus over $150,000 is accrued in a deferred compensation account at the Company, and paid in installments over the three years following the year of accrual. In 2003, the Committee amended the mandatory deferred compensation plan to permit employees the option of investing all or a portion of the deferred amount in Company Common Stock. As a consequence, the Company may purchase Company Common Stock in the market to fund the deferrals.

The Committee reviewed the performance of the CEO following 2002, and awarded Mr. Mulherin a cash bonus of $125,000. In addition, the Committee awarded Mr. Mulherin 5,000 shares of Company Common Stock as a special recognition award in March 2003. In March 2002 the Committee awarded to Mr. Mulherin 5,000 shares of Common Stock and a $55,000 special recognition award. The 2002 and 2003 awards vest immediately, but the issuance of the 10,000 shares of Common Stock and the $55,000 is deferred until January 31, 2005. The Committee took into account favorable tax consequences to Mr. Mulherin of the deferred issuance of shares. Mr. Mulherin's salary for 2003 remains at the 2002 level, $300,000 annually. It is the philosophy of the Committee that the CEO's compensation should be closely related to the overall financial results of the Company, and the Company's execution of its long-term business strategy. The Committee is supportive of Mr. Mulherin's efforts to implement the Company's strategy.

The members of the Committee are independent of the Company.

Effective at the end of 2002, our Committee chairman, John (Jack) R. Green, resigned as a director due to other commitments. His observations and advice over the years were of great assistance to the Company and its management. In January 2003, Bernard C. Ziegler III was elected by the Board to replace Mr. Green on the Committee and to serve as its Chairman.

                                   ORGANIZATION AND COMPENSATION COMMITTEE

                                   Bernard C. Ziegler III, Chairman
                                   Gerald J. Gagner
                                   Peter R. Kellogg

<PAGE 7>

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

Certain of the Company's stock option, stock award, and performance stock award plans contain provisions that would be triggered by a change of control of the Company. The form of option contract utilized for the grant of approximately 150,000 options in 2000 to substantially all full-time employees of the Company under the 1998 Stock Incentive Plan contains special provisions covering a merger, consolidation or reorganization of the Company with another corporation in which the Company is not the surviving corporation. In that circumstance, the Organization and Compensation Committee may, subject to the approval of the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company under the 1998 Stock Incentive Plan, take action regarding each outstanding unexercised option to either (i) substitute on an equitable and economically equivalent basis an appropriate number of shares of the surviving corporation for the shares of Common Stock covered by the option, or (ii) cancel the option and provide for a payment to the optionee of an amount equal to the cash value of the option.

In August and October 2000, the Company entered into three stock-oriented agreements with Mr. John J. Mulherin, the Company's current President and CEO, to evidence certain incentive arrangements related to his hiring. Under a Stock Award Agreement, Mr. Mulherin was awarded, without restriction, 15,000 shares of common stock of the Company pursuant to the 1998 Stock Incentive Plan. Under a Performance Stock Award Agreement, Mr. Mulherin became eligible to be granted up to an additional 15,000 shares of common stock of the Company, subject to his continued employment with the Company and the achievement of certain performance conditions to be determined by the Organization and Compensation Committee of the Board of Directors, in each of years 2000, 2001 and 2002. Finally, under a Performance Vesting Incentive Stock Option Agreement, the Company granted to Mr. Mulherin the right to purchase, on the terms of the agreement and subject to the 1998 Stock Incentive Plan, 23,500 shares of common stock of the Company at the purchase price of $15.50 per share. Subject to Mr. Mulherin's continued employment with the Company, the options vest and become fully exercisable either (i) in one-third increments according to the achievement of the following stock value-based goals: (x) one-third on the date on which the fair market value of the Company's common stock is not below $19.75 in any trade for 20 consecutive trading days; (y) one-third on the date on which the fair market value of the Company's common stock is not below $24.00 in any trade for 20 consecutive trading days; and (z) one-third on the date on which the fair market value of the Company's common stock is not below $28.25 in any trade for 20 consecutive trading days, (ii) upon the expiration of Mr. Mulherin completing seven years of continuous employment with the Company following the date of grant of the options, or (iii) if a "change of control" (as defined below) occurs while Mr. Mulherin is employed with the Company.

In October 2000, the Company also entered into an employment agreement with Mr. Mulherin. The term of the employment agreement is three years from his date of hire, during which time Mr. Mulherin is entitled to be paid an annual base salary of $300,000, with possible annual adjustments and a discretionary bonus.

If during the term of the employment agreement there is a "change of control" of the Company, as described below, then Mr. Mulherin will become entitled to be employed for a three-year term beginning on the date of the change of control, on terms at least as favorable as before the change of control event, including position, responsibility, office location, salary and bonus levels, incentive and retirement plans, expenses, office staff, and vacation. If, during the three-year term of employment following a change of control, the Company (including either the Company or its successor) terminates Mr. Mulherin other than for cause or disability, or Mr. Mulherin terminates employment for good reason (as described in the employment agreement), the Company will, among other things, pay Mr. Mulherin his base salary and annual bonus to the date of separation, pay Mr. Mulherin a lump sum severance amount equal to the product of
2.5 multiplied by the sum of Mr. Mulherin's base salary plus highest annual bonus, and continue his benefits for the remainder of the employment term. This severance amount will be reduced on account of the amount of time Mr. Mulherin is employed by the Company or its successor following a change of control. The employment agreement also contains continuing obligations in the event Mr. Mulherin dies or becomes disabled. The Company has no continuing obligations to Mr. Mulherin if the Company terminates him for cause or if he terminates his employment for other than a good reason.

Under each of the above agreements with Mr. Mulherin, a "change of control" is defined to be any of the following (with certain limited exceptions):

   (1) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (i) the then-outstanding shares of common stock of the Company or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors;

<PAGE 8>

   (2) individuals who, as of the date of execution of the particular agreement, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors, unless the change in Board membership is the result of the usual Board nomination process;

   (3) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company; or

   (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

In March 2002, the Company entered into a deferred benefit agreement with Mr. Mulherin. The agreement provides Mr. Mulherin with the right to receive 5,000 shares of the Company's Common Stock and a special recognition award of $55,000 payable on January 31, 2005. The amounts are to be issued or paid, whichever is applicable, to Mr. Mulherin on his death, disability, termination of employment by the Company, or upon a "change of control" of the Company, if such death, disability, termination of employment by the Company and all affiliates, or change of control occurs before January 31, 2005. A of change of control is defined as:

   (1) a sale of over 50% of the stock of the Company measured in terms of voting power, other than in a public offering or in connection with the acquisition by the Company of a business filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934

   (2) the sale by the Company of over 50% of its business or assets in one or more transactions over a consecutive 12 month period; or

   (3) a merger or consolidation by the Company with or into any other corporation or entity such that the Company's shareholders prior to the transaction or transactions do not own at least 50% of the surviving entity measured in terms of voting power.

Mr. Gary Engle, the Company's Senior Vice President, also entered into a severance arrangement with the Company upon his employment on April 20, 1999. Under the terms of that arrangement, in the event there is a change in the majority of the Board of Directors of the Company or in the ownership of more than 50% of the common stock of the Company (a "change of control") and Mr. Engle's employment is terminated by the Company or a successor within two years of the date of the change of control, Mr. Engle is entitled to a severance payment equal to one year's salary at his then current rate. If Mr. Engle is terminated in the third or fourth year after a change of control, Mr. Engle is entitled to a severance payment equal to 50% of one year's salary at his then current rate. This severance arrangement terminates on April 20, 2006.

                               PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and an index compiled by the Company of publicly held regional brokerage firms. Kinnard Investments, Inc. appeared as a component of the industry specific index for the years 1998 and 1999, but was omitted in 2000, 2001 and 2002 because it was acquired by another company. Advest Group, Inc., Dain Rauscher Corporation and Morgan Keegan Inc. appeared as components of the industry specific index for years 1998 through 2000, but were omitted in 2001 and 2002 because they were acquired by other entities. The firms contained within the index of publicly held regional brokerage firms as of December 31, 2002 include:

     Legg Mason, Inc.                          First Albany Companies, Inc.
     Raymond James Financial Corporation       Stifel Financial Corporation

<PAGE 9>

                                 (GRAPH OMITTED)

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF A $100 INVESTMENT MADE ON 12/31/97

        Date              Ziegler             S&P 500            Regionals
        ----              -------             -------            ---------
      12/31/97             $100                $100                $100
      12/31/98              $93                $128                $110
      12/31/99              $76                $155                $121
      12/31/00              $87                $141                $205
      12/31/01              $82                $124                $167
      12/31/02              $81                 $97                $157

                           COMPENSATION OF DIRECTORS

Directors not employed by the Company received the following compensation in 2002 for their services: (a) $11,000 annual retainer, all paid in shares of Common Stock of the Company; (b) $500 for each board meeting attended; and (c) $500 for each committee meeting attended. Directors may elect to defer all or part of compensation earned following the date of such election. Deferred directors fees are accrued in the form of phantom stock units, as are dividends payable on such phantom stock. Directors who are employed by the Company or any of its subsidiaries do not receive any fees or retainer related to their services as directors.

                       MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2002, the Board of Directors met five
(5) times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which he served.

                      COMMITTEES OF THE BOARD OF DIRECTORS

In 2002, the Audit Committee of the Board of Directors was composed of John C. Frueh (Chairman), Bernard C. Ziegler III and Peter Kellogg, none of whom is an officer or employee of the Company. The Audit Committee met five (5) times in 2002. The Audit Committee meets with the independent auditors to review the plan for and results of the annual audit, to review the range of audit fees, and to discuss the quality of financial reporting and the system of internal controls. Non-audit services and fees are also reviewed. The Committee meets with the internal auditor to review its activities during the year and the planned activities for the ensuing year. The Audit Committee recommends the engagement of the independent auditors to the Board of Directors.

The Organization and Compensation Committee of the Board of Directors during 2002 was composed of John R. Green (Chairman), Peter R. Kellogg, and Gerald J. Gagner, directors of the Company who are not officers or employees of the Company. During 2002, the Organization and Compensation Committee met six (6) times. The Committee reviews the overall compensation policies, determines compensation for the chief executive officer of the Company, and acts as nominating committee for the Board of Directors. Shareholders wishing to nominate candidates for consideration by the Committee may do so in writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications.

Mr. Green resigned from the board effective December 31, 2002. On January 14, 2003 the Organization and Compensation Committee approved the conversion of Mr. Green's phantom stock units into cash.

<PAGE 10>

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the Company's financial reporting function, as well as certain other business functions such as internal audit, system of internal controls, and tax, legal, and regulatory compliance. The Committee acts pursuant to a written charter which was amended in 2002 to make it clear that the Board, rather than the Company's management, selects the Company's independent auditors. All members of the Committee are independent directors, as defined in Section 121(A) of the American Stock Exchange Listing Standards. A copy of the revised Audit Committee Charter appears as Appendix A to this Proxy Statement.

Management has the primary responsibility for the accuracy of financial reporting, and the adequacy of the Company's compliance systems and system of internal controls. The Company's independent auditors have the responsibility to express an opinion as to the financial statements that management has prepared, based on an audit conducted by the independent auditors in accordance with auditing standards generally accepted in the United States of America. The Audit Committee oversees this process.

In 2002, Arthur Andersen LLP, the Company's longstanding independent auditors, experienced serious operational, regulatory and legal problems, and resigned in May 2002. After a search for independent auditors to perform the audit of the Company for 2002, the Board engaged KPMG LLP in July as the Company's independent auditors for the 2002 audit. The selection by the Board of KPMG LLP was based on several factors, including a demonstrated expertise in auditing financial services companies.

The Committee met five times in 2002. The Committee's agenda for 2002 included reviews with management and independent auditors of quarterly consolidated financial statements, review of the internal audit function, and monitoring compliance with regulations implementing the provisions of the Sarbanes-Oxley legislation. In order to strengthen oversight of financial reporting with respect to the Company's own investments and financial instruments, the Committee established the Subcommittee on Proprietary Investments during 2002. The Subcommittee meets periodically to review with management issues related to the valuation, impairment and risks associated with proprietary investments of the Company. The Subcommittee reports its proceedings to the Audit Committee.

Pursuant to the Sarbanes-Oxley legislation, the matters covered by the officers' certifications to periodic reports filed with the Securities and Exchange Commission were expanded. In order to enhance management's review of financial reports and public announcements, the Company established a Disclosure Controls Committee composed of senior management to review these matters in advance of public release. The Audit Committee believes that the Disclosure Controls Committee is an appropriate additional safeguard to the integrity of the Company's public disclosures.

In 2003, the Audit Committee met on two occasions to review matters related to the 2002 consolidated financial statements, and discussed with KPMG LLP the required matters contained in Statement on Auditing Standards No. 61. In addition, the Audit Committee has received and reviewed with KPMG LLP written disclosures relating to KPMG LLP's independence and discussed with KPMG LLP its independence. The independent auditors have provided the Audit Committee with the letter required by the Independence Standards Board Standard No. 1, as amended, "Independence Discussions with Audit Committees." The Audit Committee also reviewed and discussed with management and the independent auditors the Company's audited consolidated financial statements for 2002. The Audit Committee approved the use of the audited consolidated financial statements for calendar year 2002 for use in the Company's annual report on Form 10-K.

                                          AUDIT COMMITTEE

                                          John C. Frueh, Chairman
                                          Peter R. Kellogg
                                          Bernard C. Ziegler III

                          AUDITORS AND AUDITORS' FEES

KPMG LLP served as independent auditors for the Company for the fiscal year ended December 31, 2002. Although the Board has not appointed the firm of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003, the engagement is under consideration by this Audit Committee pending definition of scope of services and fees.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be directed to them.

<PAGE 11>

Effective May 31, 2002, the Company accepted the resignation of Arthur Andersen LLP ("Andersen") as its auditor. The termination of the engagement of Andersen was approved by the Board of Directors, acting as a whole, without a separate recommendation by its Audit Committee, and was in response to the rapid reduction in staff at Andersen. Effective July 24, 2002, based on the recommendation of the Audit Committee of the Company's Board of Directors, the Board of Directors of the Company appointed KPMG LLP as the Company's independent auditors for the fiscal year ended December 31, 2002.

The audit reports issued by Andersen on the consolidated financial statements of the Company as of and for each of the fiscal years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen ceased operations and did not reissue their report.

During each of the Company's fiscal years ended December 31, 2000 and December 31, 2001, and the subsequent interim period, through May 31, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the Company's two fiscal years ended December 31, 2001, or during any subsequent interim period through May 31, 2002.

During the Company's two fiscal years ended December 31, 2001 and through the engagement of KPMG LLP on July 24, 2002, neither the Company nor anyone acting on its behalf consulted with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT FEES

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the 2002 fiscal year and the reviews of the consolidated financial statements included in the Company's second and third quarter Forms 10-Q for the 2002 fiscal year were $133,767.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were billed by KPMG LLP for professional services rendered for the design, implementation, operation or supervision of the financial information systems of the Company for the 2002 fiscal year.

ALL OTHER FEES

The aggregate fees billed by KPMG LLP for all services, other than for services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," included tax related service fees of $57,200 and benefit plan audit fees of $6,694 for the 2002 fiscal year.

The Audit Committee has concluded that the services provided by KPMG LLP to the Company that were not related to its audit of the Company's consolidated financial statements were at all times compatible with maintaining that firm's independence.

                             SHAREHOLDERS PROPOSALS

Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the Annual Meeting of Shareholders to be held in 2004 must do so no later than November 29, 2003. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. Pursuant to Rule 14a-4, any Rule 14a-4 submissions will need to be submitted by February 12, 2004 and the Company may use its discretion in voting proxies with respect to the shareholder proposal not included in the Proxy Statement for the 2004 Annual Meeting unless the Company receives such notice prior to February 12, 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 13, 2001, Mr. John J. Mulherin, the Chief Executive Officer of the Company, entered into a replacement promissory note with the Company which evidences his indebtedness of $120,000 to the Company. Interest on the April 13, 2001 promissory note, due April 15, 2002, was accrued annually at the variable short-term applicable federal rate. During the first quarter of 2002, interest accrued through April 15, 2002 was forgiven and the maturity of the promissory note was extended to April 15, 2003, at which time it is expected to be paid in full.

<PAGE 12>

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of statements of beneficial ownership and of changes therein furnished to the Company during and with respect to the 2002 calendar year and written representations made to the Company, the management of the Company believes that during 2002 its executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock met Section 16(a) requirements on a timely basis except through inadvertence:

      o Mr. Gagner failed to timely file two reports which covered two transactions for a total of 13 shares of Common Stock acquired through the reinvestment of dividends in the directors deferred stock arrangement;

      o Mr. Green failed to timely file two reports covering two transactions and failed to report one transaction during 2001, all relating to the acquisition of Common Stock acquired through the reinvestment of dividends in the directors deferred stock arrangement totaling 170 total shares;

      o Mr. Todd did not timely file a Form 3 upon his appointment as an executive officer;

      o Mr. Paprocki did not timely file a Form 3 upon his appointment as an executive officer; and

      o Mr. Ziegler failed to timely file two reports covering two transactions and failed to report one transaction during 2001, all relating to the acquisition of Common Stock acquired through the reinvestment of dividends in the directors deferred stock arrangement totaling 170 total shares.

All of the above transactions have subsequently been reported. The deficiencies noted above for Messrs. Gagner, Green and Ziegler were caused by an administrative oversight error regarding the accruals of dividends under the directors deferred stock arrangement. With respect to Mr. Todd and Mr. Paprocki, the deficiencies were the result of an administrative oversight.

                                 OTHER MATTERS

The matters referred to in the notice of meeting and in the Proxy Statement are, as far as the Board of Directors now knows, the only matters which will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors, unless authority to vote for the proposed slate of directors or any individual director has been withheld.

THE COMPANY'S 2002 ANNUAL REPORT, ALTHOUGH NOT A PART OF THIS PROXY STATEMENT, IS ENCLOSED. COPIES OF THE COMPANY'S FORM 10-K AND OTHER FILINGS ARE AVAILABLE, WITHOUT CHARGE, FROM THE COMPANY. PLEASE DIRECT YOUR REQUESTS TO MR. S. CHARLES O'MEARA, CORPORATE SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 250 EAST WISCONSIN AVENUE, SUITE 2000, MILWAUKEE, WISCONSIN 53202.

                                          By Order of the Board of Directors,

                                          /s/S. Charles O'Meara

                                          S. Charles O'Meara
                                          Secretary

March 28, 2003

<PAGE 13>

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER
                            -----------------------
                        (as amended on October 28, 2002)

The Board of Directors (Board) of the Company created the Audit Committee (Committee), and delegated certain oversight responsibilities to it. The Audit Committee presently operates under a Committee Charter dated September 16, 1996. Effective December 15, 1999, the SEC issued new regulations on requirements for audit committees for public companies. This Amended Audit Committee Charter is intended to comply with the new regulations, and to reflect the ongoing development of the Audit Committee's expanded role in the governance of the Company.

1. Responsibilities.  The Committee is, first and foremost, the shareholders'
   ----------------
   representative in the oversight of financial reporting by the Company. The Committee relies, in part, on the involvement of the Company's independent accountants, who have ultimate accountability to the Committee, and in turn, to the Board. More specifically, the Committee has the responsibility of assisting the Board to oversee:

   (a)  The Company's financial reporting process;
   (b)  The Board's selection of independent auditors;
   (c)  The Company's system of internal controls;
   (d)  The internal audit function;
   (e) The adequacy of audit plans prepared by the Company's independent accountants and internal auditor;
   (f) The adequacy of information technology with reference to the financial management process;
   (g)  Monitoring the financial aspects of the business planning process;
   (h)  The adequacy and implementation of regulatory compliance procedures;
   (i) Management's development and implementation of ethical guidelines relating to the Company's business;
   (j)  The Company's risk management program;
   (k) The resolution of any significant disagreement between the management and the Company's independent accountants;
   (l) Compliance with rules and regulations of the SEC, and any exchange or marketplace on which the Company's shares are listed, governing the conduct of audit committees; and
   (m) Any other activities consistent with this Charter and the Company's organizational documents which the Board delegates or assigns to the Committee.

2. Composition.  The Committee will consist of at least three persons appointed
   -----------
   by the Board, each of whom is a Board member, and is independent as that term is defined from time-to-time by applicable regulation, and the rules of any exchange or marketplace on which the Company's shares are listed. The Board will provide that all persons selected for Committee membership are financially literate, that is, able to read and understand financial statements with reasonable competence. In addition, at least one Committee member will possess financial expertise, that is, expertise and sophistication in financial reporting matters as evidenced by past experience in a senior management position with financial oversight responsibility, or professional certification in accounting.

3. Term.  The Board will appoint the Committee for an annual term, and will
   ----
   designate its Chairperson, at the Board meeting next following the Company's Annual Meeting of Shareholders. Any vacancy on the Committee will be promptly filled by the Board.

4. Meetings; Notice of Meetings.  The Committee will meet at least three times
   ----------------------------
   annually. Meetings may be in person or by telecommunication, and will be preceded by reasonable notice as determined by the Committee's Chairperson. The Chairperson will endeavor to distribute materials sufficiently in advance of meetings to permit Committee members adequate time for review and preparation. The Committee will maintain minutes of its meetings. The Committee may, in its discretion, meet in separate executive sessions with independent auditors, members of Company management, members of the Company's internal audit staff, or such persons as the Committee determines is appropriate.

5. Designation of Duties.  The Committee will review or perform, at least
   ---------------------
   annually, the following:

   (a) Discuss with the independent accountants the acceptability and quality of the Company's financial reports and accounting principles, having in mind such factors as the relevance, reliability, comparability and clarity of the financial reports.
   (b) Reassess the adequacy of this Charter, and if required by applicable rule, certify to the exchange or marketplace on which the Company's stock is listed that the Charter is in effect, that it has been re-reassessed on an annual basis, and that the composition of the Committee complies with applicable regulations and the rules of the exchange or marketplace on which the Company's stock is listed.
   (c) Require the Company's independent auditors to disclose to the Committee in writing all relationships between such firm and the Company, and to review the effect of any such relationships on the independence of auditing firm.
   (d) Prepare and cause to be included in the Company's proxy statement for its annual meeting of shareholders a report in such form and covering such matters as required by the SEC, or applicable exchange or marketplace rule.

6. Quarterly Review.  The Committee will cause the Company's independent
   ----------------
   accountants to review quarterly interim financial statements of the Company before filing with the SEC, and will provide the independent accountants with appropriate means to communicate and discuss with the Committee the quality of the interim quarterly financial statements.

7. Meeting with the Board.  The Committee will report to the full Board, as the
   ----------------------
   Committee deems appropriate, regarding its proceedings, findings and recommendations.

                       (THE ZIEGLER COMPANIES, INC. LOGO)

                          THE ZIEGLER COMPANIES, INC.

                     250 East Wisconsin Avenue, Suite 2000
                              Milwaukee, WI 53202